EXHIBIT 23.2


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-70248 of PMC-Sierra, Inc. on Form S-3 of our report dated March 10, 2000 (June 13, 2000 as to the second paragraph of Note 9) relating to the financial statements of Malleable Technologies, Inc. appearing in the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated August 4, 2000. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 6, 2001